ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	September 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$17,780	$24,989
Accounts receivable, net of allowances of $707 and $734	115,801	123,220
Income tax receivable	941	—
Inventories	78,666	75,046
Prepaid expenses and other current assets	6,649	4,547
Total current assets	219,837	227,802

Property and equipment, net of accumulated depreciation of $15,284 and $12,540	13,936	13,444
Intangible assets, net of accumulated amortization of $75,151 and $66,639	32,505	39,244
Deferred income tax assets	22,134	24,403
Goodwill	12,570	12,272
Other assets	1,667	3,426
Total assets	$302,649	$320,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,355	$96,472
Income tax payable	—	2,052
Sales returns liability	43,506	34,536
Accrued wages and wage related expenses	5,812	5,652
Accrued liabilities	8,091	8,168
Deferred revenue	—	315
Current portion of line of credit	—	23,475
Current portion of long-term debt, net of deferred loan costs of $0 and $141	—	13,922
Total current liabilities	124,764	184,592

Non-current portion of line of credit	28,000	—
Total liabilities	152,764	184,592

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,433 and 34,104 shares issued	34	34
Treasury stock, 6,448 and 6,065 common shares at cost	(43,734)	(37,637)
Additional paid-in capital	95,642	96,145
Accumulated other comprehensive loss	(853)	(348)
Retained earnings	98,796	77,805

Total stockholders’ equity	149,885	135,999
Total liabilities and stockholders’ equity	$302,649	$320,591

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net sales	$141,087	$134,398	$371,718	$342,571
Cost of sales	88,916	86,006	244,297	229,749
Gross profit	52,171	48,392	127,421	112,822

Operating expenses:
Advertising and marketing	3,089	2,627	8,322	7,703
Selling, general and administrative	27,349	26,720	78,692	78,727
Transaction costs	618	96	635	611
Impairment of intangible asset	—	—	—	1,959
Amortization of intangible assets	2,859	3,014	8,404	9,040
Total operating expenses	33,915	32,457	96,053	98,040

Income from operations	18,256	15,935	31,368	14,782

Other income (expense):
Interest expense	(286)	(417)	(1,132)	(1,527)
Other (expense) income	(176)	18	(362)	67
Total other expense	(462)	(399)	(1,494)	(1,460)

Income before provision for income taxes	17,794	15,536	29,874	13,322

Income tax provision	(3,168)	(5,760)	(5,003)	(6,281)

Net income	$14,626	$9,776	$24,871	$7,041

Earnings per share attributable to stockholders:
Basic earnings per share	$0.52	$0.35	$0.88	$0.25
Diluted earnings per share	$0.51	$0.34	$0.87	$0.25

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following information is not a financial measure under generally accepted accounting principles ("GAAP"). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended		Nine Months Ended
		September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net income in accordance with U.S. GAAP		$14,626	$9,776	$24,871	$7,041

Adjustments:
a.	Stock-based compensation expense	757	899	2,165	2,536
b.	Depreciation and amortization	4,099	5,486	13,329	16,505
c.	Impairment of intangible asset	—	—	—	1,959
d.	Other expense, net	462	399	1,494	1,460
e.	Transaction costs	618	96	635	611
f.	mophie restructuring charges	—	—	—	437
g.	mophie employee retention bonus	—	—	—	346
h.	Inventory step-up amount in connection with the BRAVEN Acquisition	72	—	72	—
i.	Consulting fee to former CEO	—	—	700	—
j	Income tax provision	3,168	5,760	5,003	6,281
Total Adjustments		9,176	12,640	23,398	30,135

Adjusted EBITDA		$23,802	$22,416	$48,269	$37,176

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(in thousands)
(Unaudited)

		Years Ended
		Guidance	Actual
ADJUSTED EBITDA RECONCILIATION (CONTINUED)		December 31, 2018	December 31, 2017

Net income in accordance with U.S. GAAP		$39,400	$15,100

Adjustments:
a.	Adjustments to net income	25,200	29,615
b.	Income tax provision	12,400	28,252
Total Adjustments		37,600	57,867

Adjusted EBITDA		$77,000	$72,967